Exhibit 1

JOINT FILING AGREEMENT

联合备案协议

This Joint Filing Agreement, dated as of September 5, 2022, is made by and among the persons named below. In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, no par value, of Akumin Inc., a corporation incorporated in Ontario, Canada, and further agree that this Joint Filing Agreement be included as Exhibit 1 to such Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

本联合备案协议由以下人士于2022年9月5日签订。根据《1934年证券交易法》修订版第13d-1(k)条，下述人士同意共同提交一份关于在加拿大安大略省成立的公司Akumin Inc.的普通股
（无面值）的报备，即Schedule 13d（包括其修订)，并进一步同意将本联合备案协议作为该Schedule 13D的附件1。本联合备案协议可签署任意数量的副本，所有副本共同构成同一份文件。

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date and year first above written.

以下签字人已于文首所载日期签署本联合备案协议，以昭信守。

THAIHOT INVESTMENT CO., LTD

Dated: September 5, 2022	/s/ Qisen Huang
Name: Qisen Huang
Title: Director

TAHOE HEALTHCARE MANAGEMENT LIMITED

Dated: September 5, 2022	/s/ Qisen Huang
Name: Qisen Huang
Title: Director

GALAXY WEALTH INVESTMENT LIMITED

Dated: September 5, 2022	/s/ Qisen Huang
Name: Qisen Huang
Title: Director

QISEN HUANG

Dated: September 5, 2022	/s/ Qisen Huang
Name: Qisen Huang